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                                                                   Exhibit 10.nn
                                   AMENDMENT

                                     TO THE

                           BW/IP INTERNATIONAL, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                 (as amended and restated as of April 1, 1992)



                 The BW/IP International, Inc. Supplemental Executive Retirement Plan, as amended and restated as of April 1, 1992, (the "Plan"), which is maintained by BW/IP International, Inc. (the "Company"), is hereby amended in the following respects:

1.       Amendment or Termination

                 The Plan is amended by substituting the following for the first sentence of Section 6.1 thereof:

         The Employer retains the right, through the duly taken action of the Compensation and Benefits Committee of its Board of Directors, or if the Board of Directors shall determine by the duly taken action of the Board of Directors, at any time to amend, change, modify or terminate this Plan and the terms thereof; provided however, that no amendment of this Plan shall have an adverse effect upon benefits hereunder that may not be reduced under the Internal Revenue Code, ERISA or any other applicable provision of law and no amendment shall have the effect of reducing any benefits theretofore payable to or on behalf of the then Participants.

2.        Ratification and Reaffirmation

                 Except as specifically amended hereby and as heretofore amended by Board of Directors of the Company or the Compensation and Benefits Committee of the Company, the Plan shall remain in full force and effect in accordance with its terms.





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3.         Effective Date

                 This Amendment to the Plan as restated shall be effective as of January 1, 1994.

                 IN WITNESS WHEREOF, the Company maintaining the Plan has caused this Amendment to be executed as of the first day of January 1, 1994.

                                                       BW/IP International, Inc.


                                                       By D. G. Taylor
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